Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that Amendment No. 2 to the Schedule 13D, dated as of August 27, 2015, filed with respect to the common stock, $0.001 par value per share, of True Drinks Holdings, Inc., a Nevada corporation, is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: August 27, 2015

LB 2, LLC

By:	/s/: Vincent C. Smith
Name:	Vincent C. Smith
Title:	Manager

Vincent C. Smith, Jr. Annuity Trust 2015-1

By:	/s/: Vincent C. Smith
Name:	Vincent C. Smith
Title:	Trustee

Red Beard Holdings, LLC

By:	/s/: Vincent C. Smith
Name:	Vincent C. Smith
Title:	Manager

Vincent C. Smith

/s/: Vincent C. Smith

Schedule A

Transactions in Shares of Common Stock by Reporting Persons During the Past Sixty Days1

Reporting Person

1.	LB 2, LLC

Nature of the Transaction	Securities Purchased/Sold	Date of Purchase / Sale	Price per Share ($)
Purchase of Common Stock	39,500	5/13/2015	0.195
Purchase of Common Stock	5,500	5/13/2015	0.194
Purchase of Common Stock	5,000	5/13/2015	0.190
Purchase of Common Stock	50,000	5/15/2015	0.183
Purchase of Common Stock	29,000	5/15/2015	0.189
Purchase of Common Stock	5,000	5/15/2015	0.186
Purchase of Common Stock	16,000	5/15/2015	0.183
Purchase of Common Stock	5,000	5/15/2015	0.190
Purchase of Common Stock	445.685	7/07/2015	0.204
Purchase of Common Stock	100,000	7/08/2015	0.211
Purchase of Common Stock	31,500	7/13/2015	0.213

2.	Vincent C. Smith, Jr. Annuity Trust 2015-1

None

3.	Red Beard Holdings, LLC

None

4.	Vincent C. Smith

Nature of the Transaction	Securities Purchased/Sold	Date of Purchase / Sale	Price per Share ($)
Purchase of Common Stock	43,300	4/13/2015	0.149
Purchase of Common Stock	90,095	4/16/2015	0.145
Purchase of Common Stock	20,000	4/17/2015	0.171
Purchase of Common Stock	5,000	4/17/2015	0.165
Purchase of Common Stock	10,750	4/17/2015	0.176
Purchase of Common Stock	14,250	4/17/2015	0.170
Purchase of Common Stock	25,000	4/21/2015	0.170
Purchase of Common Stock	25,000	4/21/2015	0.170
Purchase of Common Stock	11,785	4/23/2015	0.179
Purchase of Common Stock	8,215	4/23/2015	0.176
Purchase of Common Stock	19,500	4/24/2015	0.181
Purchase of Common Stock	25,000	4/24/2015	0.180
Purchase of Common Stock	5,500	4/24/2015	0.180
Purchase of Common Stock	25,000	5/11/2015	0.190
Purchase of Common Stock	20,000	5/11/2015	0.200
Purchase of Common Stock	23,100	5/11/2015	0.195

[1]	The Schedule 13D was originally filed with the SEC on June 16, 2015, and was previously amended by the filing of Amendment No. 1 to Schedule 13D with the SEC on July 23, 2015. Amendment No. 2 to Schedule 13D is intended to amend and restate the Schedule 13D in its entirety. As a result, the Reporting Persons are reporting on this Schedule A transactions in the Common Stock covering the period beginning 60 days prior to the date of original filing of the Schedule 13D through the filing date of Amendment No. 2 to Schedule 13D.